EXHIBIT 4.1

                           TRIMBLE NAVIGATION LIMITED

                           FIRST AMENDED AND RESTATED
                      STOCK AND WARRANT PURCHASE AGREEMENT

THIS FIRST AMENDED AND RESTATED STOCK AND WARRANT PURCHASE AGREEMENT (the "Agreement") is made effective as of the 14th day of January 2002 by and among Trimble Navigation Limited (the "Company"), a corporation organized under the laws of the State of California, with its principal offices at 645 North Mary Avenue, Sunnyvale, California 94086, and the entities listed on Schedule A hereto (each a "Purchaser").

IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchasers hereby agree as follows:

SECTION 1.  PURCHASE AND SALE OF STOCK.

Subject to the terms and conditions of this Agreement, the Purchasers agree to purchase severally and not jointly at the First Closing or Second Closing (both terms as defined below) and the Company agrees to sell and issue to each of the Purchasers severally and not jointly at the First Closing or Second Closing (i) that number of whole shares of the Company's common stock ("Common Stock") set forth opposite each Purchaser's name on Schedule A hereto for each Closing (as defined below) (collectively, the "Shares"), at that purchase price that is equal to $15.00 per Share, and (ii) warrants (the "Warrants") in the form attached hereto as Exhibit A giving the Purchasers the right for five (5) years from the First Closing Date to purchase at an exercise price per share equal to one hundred twenty-five percent (125%) of the Fair Market Value (as defined below) of a share of Common Stock (as subject to adjustment as set forth in the Warrant, the "Warrant Shares") and as set forth opposite each Purchaser's name on Schedule A hereto for each Closing (as defined below), which is equal to twenty percent (20%) of the number of Shares purchased by such Purchaser hereunder. For purposes of this Agreement and the Warrant, the "Fair Market Value" of a share of Common Stock shall be deemed to be $15.58, which is the closing price per share of the Common Stock as reported on the Nasdaq National Market System for December 18, 2001. The Shares, Warrant, and Warrant Shares are herein sometimes collectively referred to as the "Securities."

SECTION 2.  CLOSINGS.

2.1. CLOSINGS. The purchase and sale of the Shares and the Warrants upon the terms and conditions hereof will take place at two closings (each a "Closing" and respectively, the "First Closing" and "Second Closing") to be held at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, on December 21, 2001, at 2:00 p.m. Pacific Standard Time, and on January 14, 2002, at 2:00 p.m. Pacific Standard Time, respectively (each such date and time referred to herein as a "Closing Date," and respectively as the "First Closing Date" and "Second Closing Date"). At the respective Closing Date identified opposite each Purchaser's name on Schedule A hereto, the Company shall issue irrevocable instructions to its transfer agent to deliver to such Purchaser one or more stock certificates registered in the name of such Purchaser, or in such nominee name(s) as designated by such Purchaser in writing, representing the number of Shares set forth opposite each Purchaser's name on Schedule A hereto for such

Closing, and shall issue one or more Warrants in the name of each Purchaser representing the right to purchase the number of Warrant Shares set forth opposite each Purchaser's name on Schedule A hereto for such Closing.

2.2      CONDITIONS TO CLOSING.

     (a) The Company's obligation to complete the purchase and sale of the Shares and deliver such stock certificate(s) and Warrants to each Purchaser is subject to (i) receipt by the Company of same-day funds in the full amount of the purchase price for the Shares being purchased hereunder on the respective Closing Date identified opposite each Purchaser's name on Schedule A hereto, and
(ii) the accuracy in all material respects as of the respective Closing Date identified opposite each Purchaser's name on Schedule A hereto of the representations and warranties made by the Purchasers in this Agreement and the fulfillment in all material respects of those undertakings of the Purchasers in this Agreement to be fulfilled on or prior to such Closing Date.

     (b) The Purchasers' obligation to complete the purchase and sale of the Shares and the Warrants is conditioned upon the close of at least twenty-five million dollars ($25,000,000) aggregate consideration at the First Closing Date and is subject to delivery by the Company to the Purchasers of: (i) a certificate, dated as of the respective First or Second Closing Date, executed by the chief executive officer and the chief financial or accounting officer of the Company, to the effect that the representations and warranties of the Company set forth in Section 3 below are accurate in all material respects as of such respective Closing Date and to the effect that the Company has fulfilled in all material respects those undertakings of the Company to be fulfilled on or prior to such respective Closing Date; (ii) an opinion, dated as of the respective First or Second Closing Date, from Wilson Sonsini Goodrich & Rosati, P.C., corporate counsel to the Company, in the form attached as Exhibit B hereto; and (iii) the Company shall deliver instructions in the form attached as Exhibit C hereto to the transfer agent to deliver the Shares to the Purchasers at each respective Closing.

SECTION 3.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

The Company hereby represents and warrants to, and covenants with, the respective Purchasers as of the First Closing Date as follows, and except as set forth on the Schedule of Exceptions attached as Schedule B hereto, the Company hereby represents and warrants to, and covenants with, the respective Purchasers as of the Second Closing Date as follows:

3.1. ORGANIZATION AND QUALIFICATION. The Company and any of its subsidiaries ("Subsidiaries," which for purposes of this Agreement means any entity constituting greater than 10% of the Company's consolidated annual revenue and in which the Company, directly or indirectly, owns 25% or more of the capital stock or other equity or similar interests or owns capital stock or holds an equity or similar interest which ownership entitles the Company to elect 25% or more of the board of directors or similar governing body of such entity; such Subsidiaries are set forth on Schedule C hereto) are corporations, partnerships or limited liability companies duly organized and validly existing in good standing (to the extent such concepts are applicable) under the laws of the jurisdiction in which they are incorporated or organized, and have the requisite corporate, limited liability company or partnership power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its

Subsidiaries is duly qualified as a foreign corporation, partnership or limited liability company to do business and is in good standing (to the extent such concepts are applicable) in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations, prospects or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to timely perform its obligations under the Transaction Documents (as defined below).

3.2. AUTHORIZATION, ENFORCEMENT, AND VALIDITY. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Warrants and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "Transaction Documents"), and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Warrants and the reservation for issuance and the issuance of the Warrant Shares issuable upon exercise of the Warrants, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required of the Company's Board of Directors or shareholders. The Transaction Documents have been duly executed and delivered by the Company. The Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

3.3. CAPITALIZATION. As of the First Closing Date, the authorized stock of the Company is 40,000,000 shares of Common Stock, of which 24,971,079 are outstanding, and 3,000,000 shares of Preferred Stock, of which 65,000 shares have been designated Series A Participating Preferred Stock and of which none are outstanding. Except as disclosed in Schedule D hereto and as provided in this Agreement, no party has any rights to cause the Company to prepare and file a registration statement for the resale of any Common Stock held by or issuable to such party, and there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any person or entity any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issue and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any person or entity (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. The offer and sale of the Securities to the Purchasers pursuant to this Agreement will, subject to the accuracy of the Purchaser's representations set forth in Sections 4.2, 4.3 and 4.4 below, be made in accordance with the provisions and requirements of Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") or Regulation D promulgated under the Securities Act and any applicable state law.

3.4. ISSUANCE OF SECURITIES. The Securities are duly authorized and, upon issuance in accordance with the terms of the applicable Transaction Documents, shall be: (i) validly issued, fully paid and non-assessable and (ii) free from all taxes, liens and charges with respect to the issuance thereof (other than any such taxes, liens and charges created by any Purchaser or assignee or transferee), and shall not be subject to preemptive rights or other similar rights of the shareholders of the Company. As of the First Closing, at least 356,670 shares of Common Stock will have been duly authorized and reserved for issuance upon exercise of the Warrants. Upon exercise in accordance with the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof (other than any such taxes, liens and charges created by any Purchaser or any assignee or transferee), with the holders being entitled to all rights accorded to a holder of Common Stock.

3.5 NO CONFLICTS. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Warrant Shares) will not (i) result in a violation of the Company's articles of incorporation or bylaws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect); or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Nasdaq National Market) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Neither the Company nor its Subsidiaries is in violation of any term of or in default under its respective articles of incorporation, bylaws or other organizational charter or document. To the knowledge of the Company, neither the Company nor any of its Subsidiaries is in violation of any term of or in default under any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except where such violations and defaults would not result, either individually or in the aggregate, in a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect. Except as specifically contemplated by this Agreement, as required under the Securities Act, and as required by Blue Sky filings, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents. All consents, authorizations, orders, filings and registrations that the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its Subsidiaries are currently unaware of any facts or circumstances that might give rise to any of the foregoing events set forth in this paragraph. The Company is not in violation of the listing requirements of the Nasdaq National Market, and has no actual knowledge of any facts which with notice or lapse of time would reasonably lead to delisting or suspension of the Common Stock by the Nasdaq National Market either immediately or in the foreseeable future.

3.6. SEC DOCUMENTS; FINANCIAL STATEMENTS. Since January 1, 2001, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "SEC") pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (all of the foregoing filed prior to or on the First Closing Date and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). As of the date of filing of such SEC Documents, each such SEC Document, as it may timely have been subsequently amended by filings made by the Company with the SEC prior to the First Closing Date, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Document. None of the SEC Documents, as of the date filed and as they may have been subsequently amended by filings made by the Company with the SEC prior to the First Closing Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. To the knowledge of the Company, as of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, and (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The Company is not required to file and will not be required to file any agreement, note, lease, mortgage, deed or other instrument entered into prior to the First Closing Date and to which the Company is a party or by which the Company is bound which has not been previously filed as an exhibit to its reports filed with the SEC under the Exchange Act. Except as set forth in the financial statements of the Company included in the SEC Documents filed prior to the First Closing Date, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred subsequent to the date of such financial statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in such financial statements, which, regarding such liabilities and obligations referred to in the foregoing clauses (i) and (ii), would individually or in the aggregate not have a Material Adverse Effect.

3.7. ABSENCE OF CERTAIN CHANGES. Since the date of the Company's most recently filed SEC Document, there has been no change or development that has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.

3.8. ABSENCE OF LITIGATION. Except as disclosed in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the

Company or any of its Subsidiaries, threatened in writing against the Company or any of the Company's Subsidiaries or any of the Company's or the Subsidiaries' officers or directors in their capacities as such, that would reasonably be expected to result in a Material Adverse Effect.

3.9. NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company or any of its Subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings.

3.10. INTELLECTUAL PROPERTY RIGHTS. The Company and its Subsidiaries have the right to use trademarks, trade names and other rights to copyrights, inventions, know-how, patents, confidential information and other intellectual property rights necessary to conduct their respective businesses as now conducted, except where the failure to own, possess or protect such rights would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and the Company is not aware of any infringement by a third party with respect to such rights or any infringement by it or conflict with asserted rights of others, that, in any such case, if determined adversely to the Company could individually or in the aggregate have a Material Adverse Effect. The Company and its Subsidiaries have complied with their respective contractual obligations relating to the protection of any intellectual property licensed from any third party, except where non-compliance with such obligations would not have a Material Adverse Effect.

3.11. APPLICATION OF TAKEOVER PROTECTIONS. Subject to the accuracy of the representations and warranties of each Purchaser as set forth in Section 4.8 below, the Company and its board of directors have taken all necessary corporate action, if any, in order to render inapplicable any anti-takeover or similar provision (including any distribution under a rights agreement) under the Company's articles of incorporation, other applicable documents, the laws of the state of its incorporation or the laws of any other state which is or could become applicable to the Purchasers as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and the Purchasers' ownership of the Securities.

3.12. DISCLOSURE. The Company confirms that neither it nor any other person acting on its behalf has provided any Purchaser or its agents or counsel with any information that constitutes or might constitute material, nonpublic information, and will not provide such information to any Purchaser or its agents or counsel unless such Purchaser consents in writing in advance to receive such information.

3.13. LOCK-UP. The Company agrees that until such date as the Registration Statement (as defined below) is declared effective by the SEC, the Company will not register, file a registration statement under the Securities Act, sell or issue any equity securities of the Company or other securities that entitle the holder thereof to receive Common Stock, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible or exchangeable for Common Stock; provided, however, that (i) the Company may register, file a registration statement under the Securities Act, sell or issue any equity securities or other securities of the Company relating solely to any merger or reorganization of the Company or to any employee stock option or benefit plan of the Company, and (ii) the Company may issue any equity securities or other securities of the Company as consideration for acquisitions of assets or businesses of third parties that do not, in the aggregate, exceed ten million dollars ($10,000,000) based upon the then fair market value of such equity securities on the closing date of such issuance or sale, including but not limited to issuances or sales of equity securities of the Company that are exempted from registration by reason of qualification pursuant to Section 3(a)(10) of the Securities Act. The Company further agrees that if the Company sells or issues any equity securities of the Company pursuant to an equity line of credit at any time prior to the date that is one hundred twenty (120) days after the date the Registration Statement is effective, the Company will not offer such equity securities at a purchase price per share less than the purchase price per Share determined in accordance with this Agreement.

SECTION 4.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF EACH PURCHASER.

As of the respective Closing Date or Dates set forth opposite such Purchaser's name on Schedule A hereto, each Purchaser hereby severally represents and warrants to, and covenants with, the Company as follows, as applicable:

4.1. DUE EXECUTION, DELIVERY AND PERFORMANCE OF THIS AGREEMENT. Such Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby, has taken all necessary action to authorize the execution, delivery and performance of this Agreement and, if applicable, such Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction. Upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Purchaser in Section 7 below may be legally unenforceable.

4.2. INVESTMENT EXPERIENCE. Such Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Securities.

4.3. INVESTMENT INTENT AND LIMITATION ON DISPOSITIONS. Such Purchaser is acquiring Shares and Warrants for its own account for investment only and has no present intention of distributing any of such Shares or Warrants or any arrangement or understanding with any other persons regarding the distribution of such Shares or Warrants. The Purchasers will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in accordance with the provisions of Section 6 below.

4.4      INFORMATION AND RISK.

     (a) Such Purchaser has requested, received, reviewed and considered all information such Purchaser deems relevant in making an informed decision to purchase the Shares and Warrants. Such Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with its management and also had an opportunity to ask questions of officers of the Company that were answered to such Purchaser's satisfaction, provided that such inquiries do not impair the rights of the Purchasers to rely on the representations and warranties of the Company as set forth in Section 3 above.

     (b) Such Purchaser recognizes that an investment in the Securities involves a high degree of risk, including a risk of total loss of such Purchaser's investment.

     (c) Such Purchaser has, in connection with such Purchaser's decision to purchase Shares and Warrants, not relied upon any representations or other information (whether oral or written) other than as set forth in the representations and warranties of the Company contained herein and the SEC Documents, and such Purchaser has, with respect to all matters relating to this Agreement and the offer and sale of the Securities, relied solely upon the advice of the Purchaser's own counsel and has not relied upon or consulted any counsel to Salomon Smith Barney Inc. (the "Placement Agent") or counsel to the Company.

4.5. DISCLOSURES TO THE COMPANY. Such Purchaser understands that the Company is relying on the statements contained herein to establish an exemption from registration under federal and state securities laws. Such Purchaser will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding such Purchaser.

4.6. LEGENDS. Such Purchaser understands and agrees that each certificate or other document evidencing any of the Securities shall be endorsed with the legend in the form set forth below, and such Purchaser covenants that such Purchaser will not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in the legend endorsed on such certificate (unless there is in effect a registration statement under the Securities Act covering such proposed transfer, such securities have been sold under Rule 144 promulgated under the Securities Act ("Rule 144") or as otherwise permitted by the provisions of Section 6.3 below) and understands that the Company will refuse to register a transfer of any Securities unless the conditions specified in the following legend are satisfied:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT FOR DISTRIBUTION, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT THERETO UNDER SUCH ACT UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT OR UNLESS SUCH SALE, PLEDGE, HYPOTHECATION OR TRANSFER IS OTHERWISE EXEMPT FROM REGISTRATION AND ANY APPLICABLE STATE SECURITIES LAWS. THE COMPANY MAY REQUEST A WRITTEN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH SALE OR OTHER TRANSFER. THIS CERTIFICATE

     MUST BE SURRENDERED TO THE CORPORATION OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE OR ANY OTHER TRANSFER OF ANY INTEREST IN ANY OF THE SHARES REPRESENTED BY THIS CERTIFICATE.

     THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Such certificates shall not be required to contain such legend (i) while a Registration Statement (as defined below) covering the resale of such Securities is effective under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144, or (iii) if such Securities are eligible for sale under Rule 144(k). Following the effective date of the Registration Statement or at such earlier time as a legend is no longer required for certain Securities, the Company will, no later than three trading days following the delivery by a Purchaser to the Company or the Company's transfer agent of a legended certificate representing such securities, deliver or cause to be delivered to such Purchaser a certificate representing such securities that is free from all restrictive and other legends.

Such Purchaser covenants that such Purchaser will not transfer the Shares or Warrant Shares represented by any such certificate without complying with any applicable requirements under the Securities Act to deliver the final prospectus included in the effective Registration Statement to any offeree of such Shares or Warrant Shares. Such Purchaser agrees to severally and not jointly indemnify and hold harmless the Company from and against all claims, losses, damages, costs and expenses arising out of any failure to deliver such final prospectus.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement or grant a security interest in some or all of the Securities and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith, unless the Company's transfer agent requires a legal opinion to issue a certificate in the name of the pledgee or secured party. Further, no notice shall be required of such pledge. The Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling shareholders thereunder.

The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated by this Agreement other than those specifically set forth in this Section 4.

4.7.  NATURE  OF  PURCHASERS.  Except as set forth in  Schedule  A hereto,  such
Purchaser: (i) is not an affiliate (as such term is defined pursuant to Rule 12b-2 promulgated under the Exchange Act) of any other Purchaser, (ii) is not constituted as a partnership, association, joint venture or any other type of joint entity with any other Purchaser, and (iii) is in no way acting as a group (as such term is defined under Section 13(d) of the Exchange Act) with any other Purchaser. If at any time after the First Closing Date such Purchaser becomes an affiliate (as defined herein) of any other Purchaser, such Purchaser will provide prompt written notice to the Company.

4.8. OWNERSHIP. Such Purchaser (including any person or entity controlling, controlled by, or under common control with such Purchaser) does not, and upon the consummation of the transactions contemplated by this Agreement will not, hold voting securities of the Company equal to or exceeding (i) the aggregate fair market value as of the Second Closing Date of fifty million dollars ($50,000,000), calculated pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and its implementing regulations (the "HSR Act"), or (ii) fifteen percent (15%) of the outstanding Common Stock as of the Second Closing Date. Notwithstanding any other provision of this Agreement or the Warrant to the contrary, if such Purchaser (including any person or entity controlling, controlled by, or under common control with such Purchaser) will, upon any exercise of the Warrant, beneficially own voting securities of the Company equal to or exceeding (i) the aggregate fair market value of fifty million dollars ($50,000,000), calculated pursuant to the HSR Act and as determined as of the date such exercise, or (ii) fifteen percent (15%) of the outstanding Common Stock as of the date of such exercise, then such Purchaser will provide reasonable written notice to the Company and such Purchaser agrees that the Company may restrict such exercise until the waiting period required pursuant to the HSR Act has expired or been early terminated.

SECTION 5.  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties as to each respective Closing made by the Company and the Purchasers herein shall survive for a period of one (1) year following such respective Closing Date.

SECTION 6.  REGISTRATION OF THE SHARES; COMPLIANCE WITH THE SECURITIES ACT.

6.1.REGISTRATION PROCEDURES AND EXPENSES. Except for such times as the Company may be required to suspend the use of a prospectus forming a part of the Registration Statement, the Company will:

     (a) as soon as practicable, but in no event later than thirty (30) days following the First Closing Date, use commercially reasonable efforts to prepare and file with the SEC a registration statement on Form S-3 (the "Registration Statement") covering the resale of the Shares and at least 612,672 Warrant Shares by the Purchaser and which shall contain the Plan of Distribution as attached hereto as Exhibit D;

     (b) use commercially reasonable efforts to cause the Registration Statement to become effective under the Securities Act no later than sixty (60) days after the First Closing Date, if the Registration Statement is not reviewed by the SEC, or no later than one hundred ten (110) days after the First Closing Date, if the Registration Statement is reviewed by the SEC;

     (c) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective until the earliest of (i) the second anniversary of the First Closing Date, (ii) the date on which the Purchaser may sell all Shares then held by the Purchaser and all Warrant Shares purchasable by Purchaser without volume limitations and without registration by reason of Rule 144 or any other rule of similar effect, or (iii) such time as all Shares and Warrant Shares purchased by the Purchasers have been sold;

     (d) so long as the Registration Statement is effective covering the resale of Shares and Warrant Shares owned by the Purchasers, furnish to the Purchasers with respect to the Shares and Warrant Shares registered under the Registration Statement (and to each underwriter, if any, of such Shares) such reasonable number of copies of prospectuses and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares and Warrant Shares by the Purchasers; provided, however, that the obligation of the Company to deliver copies of prospectuses to the Purchasers shall be subject to the receipt by the Company of reasonable assurances from the Purchasers that the Purchasers will comply with the applicable provisions of the Securities Act and of such other securities laws as may be applicable in connection with any use of such prospectuses;

     (e) use commercially reasonable efforts to file documents required of the Company for normal Blue Sky clearance in states specified in writing by the Purchasers; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which the Company is not now so qualified or has not so consented; and

     (f) bear all expenses in connection with the procedures in paragraphs (a) through (e) of this Section 6.1 and the registration of the Shares and Warrant Shares pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Purchasers or underwriting discounts, brokerage fees and commissions incurred by the Purchasers, if any.

6.2 DELAY IN EFFECTIVENESS OF REGISTRATION STATEMENT. In the event that the Registration Statement is not declared effective by the SEC by the date that is one hundred ten (110) days after the First Closing Date, the Company shall pay to each Purchaser liquidated damages in a cash amount equal to one-thirtieth of one percent (1/30 of 1%) of the total purchase price of the Shares purchased by such Purchaser pursuant to this Agreement for each day that the Registration Statement is not declared effective by the SEC after the date that is one hundred ten (110) days after the First Closing Date.

6.3.     RESTRICTIONS ON TRANSFERABILITY.

     (a) Each Purchaser agrees that it will not effect any disposition of the Securities that would constitute a sale within the meaning of the Securities Act or pursuant to any applicable state securities or Blue Sky laws, except as contemplated in the Registration Statement referred to in Section 6.1 above or pursuant to: (i) a written opinion of legal counsel reasonably satisfactory to the Company and addressed to the Company to the effect that registration is not required in connection with the proposed transfer; (ii) Rule 144A promulgated under the Securities Act; or (iii) a "no-action" letter from the SEC to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto, whereupon the holder of such securities shall be entitled to transfer such securities in accordance with the terms of the notice delivered by the holder to the

Company. Each certificate, warrant or other security evidencing the securities transferred as above provided shall bear the appropriate restrictive legends set forth in Section 4.6.

     (b) Each Purchaser acknowledges that there may occasionally be times when the Company must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment or supplement to the Registration Statement has been filed by the Company and declared effective, or until such time as the Company has filed an appropriate report with the SEC pursuant to the Exchange Act. Each Purchaser hereby covenants that such Purchaser will not sell any Shares or Warrant Shares pursuant to said prospectus during the period commencing at the time at which the Company gives the Purchasers written notice of the suspension of the use of said prospectus and ending at the time the Company gives the Purchasers written notice that the Purchasers may thereafter effect sales pursuant to said prospectus. Notwithstanding the foregoing, the Company will not suspend such use of the prospectus for reason of the occurrence of any non-material events, as determined in good faith by the Company's board of directors. In the event that the Purchasers are prohibited for any reason from selling Shares or Warrant Shares in excess of thirty (30) business days but less than sixty (60) business days in any three hundred sixty-five (365) day period, the Company agrees as liquidated damages (until the Expiration Date, as such term is defined in the Section 1.1 of the Warrant) to increase the number of shares purchasable under the Warrants by a number of Warrant Shares (collectively, the "Additional Warrant Shares") which is equal to: (i) one-thirtieth of two point five percent (1/30th of 2.5%) of the number of Warrant Shares then exercisable times (ii) the total number of calendar days over such thirty (30) business day limit but less than sixty (60) business days (such last business day, a "Target Date"), rounded to the nearest whole share. In the event that the Purchasers are prohibited from selling Shares or Warrant Shares in excess of sixty (60) business days in any three hundred sixty five (365) day period, then, in addition to any other remedies available under this Agreement and applicable law, the Company shall pay to each Purchaser liquidated damages in a cash amount which is equal to: (i) one-thirtieth of one percent (1/30 of 1%) of the total purchase price of the Shares purchased by such Purchaser pursuant to this Agreement and then beneficially owned by such Purchaser, (ii) times the number of calendar days over such sixty (60) business day limit. On each Target Date (if any), the Company will file with the SEC a new registration statement covering the resale of the Additional Warrant Shares. Such registration statement shall be included within the definition of "Registration Statement" and, with respect to the Additional Warrant Shares, the holders of the Warrants shall be entitled to all of the rights and obligations under Sections 6 and 7 with respect to the Shares and Warrant Shares (including, but not limited to, the receipt of liquidated damages pursuant to Sections 6.2 and 6.3(b) (it being understood that for purposes of this sentence, "First Closing Date" shall be replaced with "Target Date")).

     (c) None of the Securities shall be transferable except upon the conditions specified in this Section 6, which are intended to ensure compliance with the provisions of the Securities Act. Each Purchaser will cause any proposed transferee of the Securities held by such Purchaser to agree to take and hold such Securities subject to the provisions and upon the conditions specified in this Section 6 if and to the extent that such Securities continue to be restricted securities in the hands of the transferee.

6.4. TERMINATION OF CONDITIONS AND OBLIGATIONS. The conditions precedent imposed by Section 6.3 above regarding the transferability of the Shares and Warrant Shares shall cease and terminate as to any particular number of the Shares or Warrant Shares upon the date on which the Purchaser may sell without volume limitations all such Shares or Warrant

Shares then held by the Purchaser without registration by reason of Rule 144 or any other rule of similar effect.

6.5. THIRD PARTY REGISTRATION RIGHTS. The Purchasers acknowledge the existing registration rights of John Hancock Mutual Life Insurance Company and John Hancock Life Insurance Company pursuant to a Warrant Purchase Agreement dated June 13, 1994, for an aggregate of 400,000 shares of Common Stock, and hereby expressly agree to the inclusion of any or all such shares in any Registration Statement or amendment thereto.

SECTION 7.  INDEMNIFICATION.

     (a) For purposes of this Section 7:

                  (i) the term "Purchaser" shall include the Purchaser and any affiliate (as such term is defined pursuant to Rule 12b-2 promulgated under the Exchange Act) of such Purchaser;

                  (ii) the term "Prospectus" shall mean the prospectus and any amendment or supplement thereto in the form first filed with the SEC pursuant to Rule 424(b) promulgated under the Securities Act or, if no Rule 424(b) filing is required, filed as part of the Registration Statement at the time of effectiveness; and

                  (iii) the term "Registration Statement" shall include any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement.

     (b) The Company agrees to indemnify and hold harmless each of the Purchasers and each person, if any, who controls any Purchaser within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses, joint or several, to which such Purchasers or such controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained in this Agreement, or any failure of the Company to perform its obligations hereunder, and will reimburse each Purchaser and each such controlling person for any legal and other expenses reasonably incurred as such expenses are reasonably incurred by such Purchaser or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser expressly for use therein, (ii) the failure of such Purchaser to comply with the covenants and agreements contained in Section 6.3 above respecting sale of the Securities, (iii) the inaccuracy of any representations made by such Purchaser herein or (iv) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Purchaser prior to the pertinent sale or sales by the Purchaser.

     (c) Each Purchaser will severally indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure by such Purchaser to comply with the covenants and agreements contained in Sections 6.3 above respecting the sale of the Securities, (ii) the inaccuracy of any representation made by such Purchaser herein or (iii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser expressly for use therein, and will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred, as such expenses are reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that in no event will any Purchaser be required to reimburse the Company in excess of an amount equal to the consideration paid by such Purchaser to the Company on the respective First or Second Closing Date.

     (d) Promptly after receipt by an indemnified party under this Section 7 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, promptly notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, reasonably satisfactory to the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnified party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

SECTION 8.  NOTICES.

     (a) All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be as addressed as follows:


         if to the Company, to:

         Trimble Navigation Limited
         645 North Mary Avenue
         Sunnyvale, California 94086
         Attn:  Chief Executive Officer

     or to such other person at such other place as the Company shall designate to the Purchasers in writing in accordance with this Section 8;

         with a copy to:

         Wilson Sonsini Goodrich & Rosati, P.C.
         650 Page Mill Road
         Palo Alto, California 94304-1050
         Attn:  Thomas C. Klein, Esq.

     and if to the Purchasers, at their addresses as set forth in Schedule A hereto, or at such other address or addresses as may have been previously furnished to the Company in writing in accordance with this Section 8.

     (b) Such notices or other communications shall be deemed delivered upon receipt, in the case of overnight delivery, personal delivery or facsimile transmission (as evidenced by the confirmation thereof), or two (2) days after deposit in the mail (as determined by reference to the postmark).

SECTION 9.  MISCELLANEOUS.

9.1. AMENDMENTS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and each Purchaser. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

9.2. HEADINGS. The headings of the various sections of this Agreement are for convenience of reference only and shall not be deemed to be part of this Agreement.

9.3. SEVERABILITY. In the event that any provision in this Agreement is held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

9.4. GOVERNING LAW AND FORUM. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law provisions thereof, and the federal law of the United States of America. The parties hereto agree to submit to the exclusive jurisdiction of the federal and state courts of the State of New York with respect to the interpretation of this Agreement or for the purposes of any action arising out of or related to this Agreement.

9.5. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same instrument. In the event that any signature is delivered via facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original hereof.

9.6. ENTIRE AGREEMENT. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein, supersede all prior agreements and understandings with respect to such matters, including that certain Stock and Warrant Purchase Agreement dated December 21, 2001, and executed by and among the Company and the purchasers set forth on Schedule A thereto, and, except as specifically set forth herein or therein, neither the Company nor Purchasers make any representation, warranty, covenant or undertaking with respect to such matters.

9.7. INDEPENDENT NATURE OF PURCHASERS' OBLIGATIONS AND RIGHTS. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group, or are deemed affiliates (as such term is defined under the Exchange Act) with respect to such obligations or the transactions contemplated by the Transaction Document. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

9.8. EXPENSES. Each party hereto shall pay all costs and expenses incurred by it in connection with the execution and delivery of this Agreement, the Warrant, and all the transactions contemplated thereby, including fees of legal counsel; provided, however, that at the First Closing Date, the Company shall reimburse Pine Ridge Financial Inc. $25,000 for legal fees and expenses payable to Robinson Silverman Pearce Aronsohn & Berman LLP in connection with legal services provided to Pine Ridge Financial Inc. in regard to such transactions. Such $25,000 payment shall be deducted from the cash consideration payable by Pine Ridge Financial Inc. for the Shares.


































                  [Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized representatives as of the day and year first above written.

                  TRIMBLE NAVIGATION LIMITED



                  By:  /s/ Steven W. Berglund
                     -----------------------------------------------------------

                  Its:  President and CEO
                      ----------------------------------------------------------


                  PURCHASERS



                  Name of Entity

                  By:
                     --------------------------------------------------

                  Name:
                       ------------------------------------------------

                  Title:
                        -----------------------------------------------

[Conformed Signature Blocks of Each of the Purchasers hereto as listed on Schedule A not included]





















            [Signature Page to Stock and Warrant Purchase Agreement]

                                   SCHEDULE A

                                   PURCHASERS




                                                   LIST OF PURCHASERS





                                         Number of      Number of Shares
                                          Shares       Purchasable under     Purchase Price
                                        Purchased,       Warrant, First     to be Delivered,
Name and Address of Purchaser          First Closing        Closing           First Closing
------------------------------------------------------ ------------------- -------------------
Pine Ridge Financial Inc.                 466,667            93,334            $7,000,005

c/o Cavallo Capital Corp.
660 Madison Ave.
New York, NY 10022
Attn: Mor Sagi


cc: Sharon Azulay, Esq.
c/o Robinson Silverman Pearce
Aronsohn & Berman LLP
1290 Avenue of the Americas
New York, NY 10104
First Investors Holding Co., Inc.         333,334            66,667            $5,000,010
c/o Cavallo Capital Corp.
660 Madison Ave.
New York, NY 10022
Attn: Mor Sagi


cc: Sharon Azulay, Esq.
c/o Robinson Silverman Pearce
Aronsohn & Berman LLP
1290 Avenue of the Americas
New York, NY 10104

                                       19

Castle Creek Technology Partners LLC      266,667            53,334            $4,000,005

c/o Castle Creek Partners, LLC
111 West Jackson Blvd., Suite 2020
Chicago, IL 60604
Attn: Thomas A. Frei

AIG SoundShore Holdings Ltd.              86,333             17,267            $1,294,995

Certificates and Notices to:
c/o DKR Capital Inc.
1281 East Main Street, 3rd Floor
Stamford, CT   06902
Attn: Michael Hamblett




29 Richmond Road, 4th Floor
Pembroke HM08 Bermuda

AIG SoundShore Opportunity Holding
Fund Ltd.                                 57,000             11,400             $855,000

Certificates and Notices to:

c/o DKR Capital Inc.
1281 East Main Street, 3rd Floor
Stamford, CT   06902
Attn: Michael Hamblett


                                       20




29 Richmond Road
Pembroke HM08 Bermuda


AIG SoundShore Strategic Holding
Fund Ltd.                                  40,000             8,000              $600,000

Certificates and Notices to:
c/o DKR Capital Inc.
1281 East Main Street, 3rd Floor
Stamford, CT   06902
Attn: Michael Hamblett




29 Richmond Road
Pembroke HM08 Bermuda


AIG SoundShore Private Investors
Holding Fund Ltd                               50,000             10,000             $750,000

Certificates and Notices to:
c/o DKR Capital Inc.
1281 East Main Street, 3rd Floor
Stamford, CT   06902
Attn: Michael Hamblett

                                       21

29 Richmond Road
Pembroke HM08 Bermuda


Cranshire Capital, L.P.                   63,334             25,334            $1,900,005
Cranshire Capital, L.P.                   63,333

666 Dundee Road, Suite 1901
Northbrook, IL 60062
Attn: Mitchell P. Kopin


Euram Cap Strat. "A" Fund Limited         20,000             8,000              $600,000
Euram Cap Strat. "A" Fund Limited         20,000

666 Dundee Road, Suite 1901
Northbrook, IL 60062
Attn: Mitchell P. Kopin


ZLP Master Technology Fund, LTD           133,335            26,667            2,000,025
Notice and Certificates Delivered to:
Zimmer Lucas Partners, LLC
45 Broadway - 28th Floor
New York, NY   10006
Attn: Rita Patel


Goldman Sachs (Cayman) Trust, Ltd.
2nd Floor, Harbour Centre, George Town
Grand Cayman, Cayman Islands, B.W.I.

                                       22


Steelhead Investments Ltd.                133,334            26,667            $2,000,010

Notice and Certificates:
c/o HBK Investments L.P.
300 Crescent Court, Suite 700
Dallas, TX   75201
Attn: Kim Rozman


Maples and Calder
Ugland House, S. Church Street
Grand Cayman Islands

cc: Sharon Azulay, Esq.
c/o Robinson Silverman Pearce
Aronsohn & Berman LLP
1290 Avenue of the Americas
New York, NY 10104

Cleveland Overseas Ltd.                   50,000             10,000             $750,000


900 3rd Avenue, 26th Floor
New York, NY  10022
Attn: Josh Silverman

c/o Primeway S.A.
Rue du Rhone 7
CH-1204 Geneva


------------------------------------------------------ ------------------- -------------------
Total                                    1,783,337          356,670           $26,750,055
====================================================== =================== ===================

                                                LIST OF PURCHASERS




                                                                 Number of
                                              Number of           Shares
                                               Shares           Purchasable      Purchase Price to
                                             Purchased,        Under Warrant,      be Delivered,
Name and Address of Purchaser               Second Closing     Second Closing      Second Closing
------------------------------------------ ------------------- ------------------ -------------------
------------------------------------------ ------------------- ------------------ -------------------
Pine Ridge Financial Inc.                       333,334             66,667                $5,000,010

c/o Cavallo Capital Corp.
660 Madison Ave.
New York, NY 10022
Attn: Mor Sagi


cc: Sharon Azulay, Esq.
c/o Robinson Silverman Pearce
Aronsohn & Berman LLP
1290 Avenue of the Americas
New York, NY 10104
First Investors Holding Co., Inc.               200,000             40,000            $3,000,000

c/o Cavallo Capital Corp.
660 Madison Ave.
New York, NY 10022
Attn: Mor Sagi


cc: Sharon Azulay, Esq.
c/o Robinson Silverman Pearce
Aronsohn & Berman LLP
1290 Avenue of the Americas
New York, NY 10104


                                       24

Castle Creek Technology Partners LLC            133,335             26,667            $2,000,025

c/o Castle Creek Partners, LLC
111 West Jackson Blvd., Suite 2020
Chicago, IL 60604
Attn: Thomas A. Frei


AIG SoundShore Holdings Ltd.                     37,600              7,520             $564,000

Certificates and Notices to:
c/o DKR Capital Inc.
1281 East Main Street, 3rd Floor
Stamford, CT   06902
Attn: Michael Hamblett


                                       25



29 Richmond Road, 4th Floor
Pembroke HM08 Bermuda


AIG SoundShore Opportunity Holding
Fund Ltd.                                        24,900              4,980             $373,500

Certificates and Notices to:

c/o DKR Capital Inc.
1281 East Main Street, 3rd Floor
Stamford, CT   06902
Attn: Michael Hamblett




29 Richmond Road
Pembroke HM08 Bermuda

AIG SoundShore Strategic Holding
Fund Ltd.                                         17,500              3,500             $262,500

Certificates and Notices to:
c/o DKR Capital Inc.
1281 East Main Street, 3rd Floor
Stamford, CT   06902
Attn: Michael Hamblett




29 Richmond Road
Pembroke HM08 Bermuda


AIG SoundShore Private Investors
Holding Fund Ltd                      000               0                   0                  0

Certificates and Notices to:
c/o DKR Capital Inc.
1281 East Main Street, 3rd Floor
Stamford, CT   06902
Attn: Michael Hamblett




                                       26

29 Richmond Road
Pembroke HM08 Bermuda


Cranshire Capital, L.P.                          63,334             25,334            $1,900,005
Cranshire Capital, L.P.                          63,333

666 Dundee Road, Suite 1901
Northbrook, IL 60062
Attn: Mitchell P. Kopin


Euram Cap Strat. "A" Fund Limited                20,000              8,000             $600,000
Euram Cap Strat. "A" Fund Limited                20,000

666 Dundee Road, Suite 1901
Northbrook, IL 60062
Attn: Mitchell P. Kopin


ZLP Master Technology Fund, LTD                 333,334             66,667            $5,000,010

Notice and Certificates Delivered to:
Zimmer Lucas Partners, LLC
45 Broadway - 28th Floor
New York, NY   10006
Attn: Rita Patel

Goldman Sachs (Cayman) Trust, Ltd.
2nd Floor, Harbour Centre, George Town
Grand Cayman, Cayman Islands, B.W.I.


                                       27

Steelhead Investments Ltd.                         0                   0                  0

Notice and Certificates:
c/o HBK Investments L.P.
300 Crescent Court, Suite 700
Dallas, TX   75201
Attn: Kim Rozman

Maples and Calder
Ugland House, S. Church Street
Grand Cayman Islands


cc: Sharon Azulay, Esq.
c/o Robinson Silverman Pearce
Aronsohn & Berman LLP
1290 Avenue of the Americas
New York, NY 10104

Cleveland Overseas Ltd.                          33,334              6,667             $500,010

(Contact/Address for Certificates)
900 3rd Avenue, 26th Floor
New York, NY  10022
Attn: Josh Silverman


c/o Primeway S.A.
Rue du Rhone 7
CH-1204 Geneva


------------------------------------------ ------------------- ------------------ -------------------
Total                                          1,280,004            256,002          $19,200,060
========================================== =================== ================== ===================


                                   SCHEDULE B

                             SCHEDULE OF EXCEPTIONS

     Pursuant to Section 3 of the First Amended and Restated Stock and Warrant Purchase Agreement (the "Agreement"), by and among Trimble Navigation Limited (the "Company"), and the entities listed on Schedule A thereto (each a "Purchaser"), the Company hereby provides to the Purchasers this Schedule of Exceptions. Unless the context otherwise requires, all capitalized terms herein have the same meanings as defined in the Agreement. For convenience, the Company has stated exceptions and listed information by reference to the numbered representations, warranties and covenants set forth in Section 3 of the Agreement.


3.1      Organization and Qualification

     On December 28, 2001, Spectra Precision USA, Inc. was merged into Spectra Precision Inc., which was then merged into the Company. As of the Second Closing Date, Trimble AB is the sole entity constituting greater than 10% of the Company's consolidated annual revenue and in which the Company, directly or indirectly, owns 25% or more of the capital stock or other equity or similar interests or owns capital stock or holds an equity or similar interest which ownership entitles the Company to elect 25% or more of the board of directors or similar governing body of such entity.

3.3      Capitalization

     As of the Second Closing Date, the authorized stock of the Company is 40,000,000 shares of Common Stock, of which 26,864,912 are outstanding, and 3,000,000 shares of Preferred Stock, of which 65,000 shares have been designated Series A Participating Preferred Stock and of which none are outstanding.

     The Company hereby corrects Schedule D to the Agreement as follows: the number of stock rights outstanding under the 1993 Stock Option Plan has decreased from 4,300,750 to 4,289,134. The total number of stock options outstanding has therefore decreased from 4,624,083 to 4,612,467.

3.4      Issuance of Securities

     As of the Second Closing Date, at least 800,000 shares of Common Stock will have been duly authorized and reserved for issuance upon exercise of the Warrants.

3.5      No Conflicts

     The offering of additional Shares and Warrants in the Second Closing has created a requirement that the Company file with the Nasdaq a Notification of Listing of Additional Shares, which the Company has filed less than the required fifteen (15) days prior to the Second Closing Date but for which the Company has received an oral waiver from Nasdaq of the fifteen-day period.

                                   SCHEDULE C

                                  SUBSIDIARIES


1.  Spectra Precision, Inc.

2.  Spectra Precision USA, Inc.

3.  Trimble AB

                                   SCHEDULE D



                            STOCK RIGHTS OUTSTANDING
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

1990 Director Stock Option Plan                                         198,333

1992 Management Discount Stock Option Plan                              125,000

1993 Stock Option Plan                                                4,300,750
                                                             -------------------


Total Stock Options Outstanding                                       4,624,083
                                                             ===================



Additionally, John Hancock Mutual Life Insurance Company and John Hancock Life Insurance Company of America own an aggregate of 400,000 shares of Common Stock and have certain demand and piggyback registration rights pursuant to a Warrant Purchase Agreement dated June 13, 1994.

                                    EXHIBIT A

                                 FORM OF WARRANT

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SUCH SECURITIES, INCLUDING THE SHARES OF COMMON STOCK TO BE ISSUED UPON EXERCISE, MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN EXEMPTION THEREFROM UNDER SAID ACT, AND ANY APPLICABLE STATE SECURITIES LAWS, AND AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THESE SECURITIES TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

Date of Issuance: January 14, 2002


                               WARRANT TO PURCHASE
                      __________ SHARES OF COMMON STOCK OF
                           TRIMBLE NAVIGATION LIMITED

No. W2001-___

     FOR VALUE RECEIVED, the receipt and sufficiency of which is hereby acknowledged, this warrant has been issued by Trimble Navigation Limited, a California corporation (the "Company") to ______________ (the "Purchaser") pursuant to the terms and conditions of that certain First Amended and Restated Stock and Warrant Purchase Agreement dated as of the date hereof (the "Purchase Agreement"). This warrant certifies that Purchaser and its nominees or assigns hereunder (the "Holder") is entitled to purchase from the Company up to ______________ (________) fully paid and nonassessable shares of the Company's common stock ("Common Stock"), at a price of $19.475 per share (which is 125% of the "Fair Market Value" of a share of Common Stock, as defined in the Purchase Agreement, hereinafter the "Exercise Price"), at any time or from time to time up to and including 5:00 p.m. (California time) on the Expiration Date (as hereinafter defined), upon surrender to the Company at its principal office at 645 North Mary Avenue, Sunnyvale, California 94088 (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with the Form of Subscription attached as Exhibit A hereto duly filled in and signed and upon payment, in any manner set forth herein, of the aggregate Exercise Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof. The Exercise Price and the number of shares purchasable hereunder are subject to additional adjustments and limitations as provided in
Section 4 of this Warrant.



         This Warrant is subject to the following terms and conditions:

1.   Exercise.

     1.1 Issuance of Certificates; Payment for Shares. This Warrant is exercisable only by the Holder of record hereof, at any time or from time to time, in whole or in part, until 5:00 p.m., California time, on January 14, 2007 (the "Expiration Date"). The Company agrees that the shares of Common Stock purchased under this Warrant shall be deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been properly surrendered for exercise. Certificates for the shares of Common Stock so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered, free of any legends except as provided in the Purchase Agreement, to the Holder hereof by the Company at the Company's expense as soon as practicable but, in any event, within three (3) trading days, after the rights represented by this Warrant have been so exercised. In case of the purchase of less than all the shares which may be purchased under this Warrant, the Company shall cancel this Warrant upon its surrender and execute and deliver a new Warrant or Warrants of like tenor for the balance of the shares purchasable under the Warrant surrendered upon such purchase to the Holder hereof as soon as practicable but within said three (3) day period. Each stock certificate so delivered shall be in such denominations of Common Stock as may be requested by the Holder hereof and shall be registered in the name of such Holder or such other name as shall be designated by such Holder, subject to the limitations contained in Section 10.

     1.2 Buy-In. In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder a certificate or certificates representing the shares of Common Stock issuable upon exercise of the Warrant (the "Warrant Stock") pursuant to an exercise by the third trading day after the date of exercise, and if after such third trading day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Stock which the Holder anticipated receiving upon such exercise (a "Buy-In"), then the Company shall
(i) pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Stock that the Company was required to deliver to the Holder in connection with the exercise at issue by (B) the closing bid price of the Common Stock at the time of the obligation giving rise to such purchase obligation and (ii) at the option of the Holder, reinstate the portion of the Warrant and equivalent number of Warrant Stock for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

     2. Shares to be Fully Paid; Reservation of Shares. The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any shareholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued Common Stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant. The Company shall take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Common Stock may be listed. The Company shall not take any action which would result in any adjustment (pursuant to Section 4 hereof) of the Exercise Price if the total number of shares of Common Stock issuable after such action, together with all shares of Common Stock then outstanding and then issuable upon exercise of all options and all similar rights and upon the conversion of all convertible securities then outstanding would exceed the total number of shares of Common Stock then authorized by the Company's articles of incorporation.


3.   Exercise.


     3.1 Payment of Exercise Price. Payment of the Exercise Price may be made, at the option of the Holder, (i) in cash or by check, (ii) by canceling all or a portion of any indebtedness of the Company to the Holder, in an amount equal to the aggregate Exercise Price of the shares of Common Stock then being acquired by the Holder upon exercise of this Warrant, (iii) by a combination of cash and cancellation of such indebtedness, or (iv) by electing a net issue exercise in the manner described in Section 3.2 below.

     3.2 Net Issue Exercise. In lieu of exercising this Warrant by payment of the Exercise Price pursuant to Section 3.1 above, the Holder may elect to convert this Warrant (the "Conversion Right"), in whole or in part, into the number of shares of Common Stock calculated pursuant to the following formula, by surrendering this Warrant and specifying the number of shares of Common Stock which the Holder desires to convert:

                  X = Y (A - B)
                   ---------
                     A

where:            X = the number of shares of Common Stock to be issued to the
                      Holder;

                  Y = the number of shares of Common Stock subject to this
                      Warrant for which the Conversion Right is being exercised;

                  A = the fair market value of one share of Common Stock; and

                  B = the Exercise Price, as adjusted.

     As used herein, the fair market value of one share of Common Stock shall mean the closing price per share of the Company's Common Stock on the principal securities exchange on which the Common Stock is then listed or admitted to trading or, if not then listed or admitted to trading on any such exchange, on the NASDAQ National Market System, or if not then listed or traded on the NASDAQ National Market System, the average of the bid and offer price per share on NASDAQ, in each case averaged over the ten (10) trading days consisting of the day preceding the date upon which the Warrant is exercised and the nine (9) consecutive trading days prior to such day. If at any time the Common Stock is not listed or traded on any exchange or system, the current fair market value of a share of Common Stock shall be the price per share which the Company could obtain from a willing buyer (not a current employee, consultant or director) for shares of Common Stock sold by the Company, as determined in good faith by the Company's board of directors. Notwithstanding the preceding sentence, if the Company shall become a party to a merger, acquisition or other consolidation pursuant to which the Company is not the surviving entity, the current fair market value of a share of Common Stock shall be deemed to be the value received by the holders of the Company's Common Stock pursuant to such transaction.

     In the event of any conversion of this Warrant, certificates for the shares of stock so converted shall be delivered to the Holder as soon as practicable but, in any event, within three (3) days thereafter and, unless this Warrant has been fully converted or has expired, a new Warrant representing the portion of the shares, if any, with respect to which this Warrant shall not have been converted, shall also be issued to the Holder as soon as practicable but within such three (3) day period.

     4. Adjustment of Exercise Price and Number of Shares. The Exercise Price and/or the number and kind of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 4.

     4.1 Subdivision or Combination of Stock. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the number of shares purchasable hereunder shall be proportionately increased and the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and, conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the number of shares purchasable hereunder shall be proportionately reduced and the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

     4.2 Dividends or Distributions in Common Stock, Other Stock, or Property. If at any time or from time to time the holders of Common Stock (or any shares of capital stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefore,

     (a) Common Stock or any shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution,

     (b) any cash paid or payable otherwise than as a regular periodic cash dividend at a rate which is substantially consistent with past practice (or, in the case of an initial dividend, at a rate which is substantially consistent with industry practice), or

     (c) Common Stock or other or additional capital stock or other securities or property (including cash) by way of spin-off, split-up, or similar corporate distribution (other than shares of Common Stock issued as a stock split, adjustments in respect of which shall be covered by the terms of Section 4.1 above), then and in each such case, the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration thereof, the amount of stock and other securities and property (including cash in the cases referred to in clauses (b) and (c) above) which such Holder would hold on the date of such exercise had it been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares and/or all other additional capital stock and
other   securities   and   property.

     4.3 Reorganization, Reclassification, Consolidation or Merger. If, at any time while this Warrant is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another entity, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another entity) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "Fundamental Transaction"), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Stock then issuable upon exercise in full of this Warrant (the "Alternate
Consideration"). The aggregate Exercise Price for this Warrant will not be affected by any such Fundamental Transaction, but the Company shall apportion such aggregate Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. At the Holder's request, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder's right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c) and ensuring that the Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. If any Fundamental Transaction constitutes or results in a change of control of the Company, then at the request of the Holder delivered before the 90th day after such Fundamental Transaction, the Company (or any such successor or surviving entity) will purchase the Warrant from the Holder for a purchase price, payable in cash within five trading days after such request (or, if later, on the effective date of the Fundamental Transaction), equal to the value of the Warrant on the effective date of the Fundamental Transaction, determined using a Black Scholes valuation model and assumptions reasonably mutually acceptable to the Company and Holder, provided that for purposes of such calculation, the market price of the Common Stock shall be the higher of the closing price on trading day immediately preceeding or the closing price on the trading day immediately following the public announcement of such Fundamental Transaction, and in no event will the volatility factor be greater than fifty percent (50%). For purposes of this Section 4.3, "change of control" means a sale of all or substantially all of the assets of the Company or a consolidation or merger of the Company into or with any entity or entities after which the holders of capital stock of the Company hold less than fifty percent (50%) of the aggregate outstanding voting securities of the surviving entity.

     4.4 Additional Shares. The number of shares purchasable upon the exercise of this Warrant shall be subject to increase from time to time in accordance with the provisions of Section 6.3(b) of the Purchase Agreement upon the occurrence of certain events as set forth in that section.


     4.5 Sale or Issuance Below Warrant Price.

     (a) Adjustment to Warrant Price. The "Warrant Price" shall initially be equal to the Fair Market Value, as defined in the Purchase Agreement, and shall be subject to adjustment and readjustment from time to time, as required by this
Section 4.5. If the Company shall at any time or from time to time issue or sell any of its Common Stock, convertible preferred stock, warrants, options, or any other rights or securities convertible into or exchangeable for Common Stock for a consideration per share less than the Warrant Price in effect immediately prior to the time of such issue or sale (excluding certain securities as described below), the Warrant Price shall be reduced concurrently with such issue or sale to a price (calculated to the nearest tenth of a cent) determined by dividing (A) the number of shares of Common Stock Outstanding immediately prior to such issue or sale multiplied by the Warrant Price plus (B) the aggregate consideration received for such issue or sale, by the number of shares of Common Stock Outstanding immediately after such issue or sale.

     The  Exercise  Price  shall  also  be  concurrently   reduced  to  a  price
(calculated to the nearest tenth of a cent) determined by multiplying 1.25 by the reduced Warrant Price.

     The number of shares of Common Stock "outstanding" as used in the foregoing calculation shall mean the number of shares of Common Stock issued and outstanding plus the number of shares of Common Stock issuable upon (x) the exercise of all outstanding options and warrants to purchase Common Stock and
(y) the conversion of all outstanding convertible preferred stock, convertible debentures, or any other rights or securities convertible into or exchangeable for Common Stock.

     (b) Exceptions to Adjustment of the Warrant Price. No adjustment to the Warrant Price or the Exercise Price shall be made under this Section 4.5 as a result of any grant or issuance by the Company of any rights or securities approved by the Company's board of directors in good faith, as follows:

     (i) Any grant or exercise of any shares of Common Stock issued to employees, officers and directors of or consultants to the Company pursuant to any stock option plan, employee stock purchase plan or similar plan or incentive arrangement approved by the Company's board of directors;

     (ii) Any options, warrants or other convertible securities or rights or agreements to purchase securities of the Company outstanding on the date hereof;

     (iii) Any underwritten public offerings of the equity securities of the Company (excluding any equity line of credit);

     (iv) Any equity securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or other similar business combination;

     (v) Any equity securities issued in connection with any stock split, stock dividend or recapitalization of the Company;

     (vi) Any equity securities of the Company issued in connection with strategic transactions involving the Company and other entities in a similar or complementary business of the Company, such as, but not limited to, joint ventures, manufacturing, marketing or distribution agreements, technology transfer agreements, research and development agreements; provided that, in each case, the primary purpose of such transaction is not the raising of capital for the Company and the primary business purpose of such other entity is not investing in securities;

     (vii) Any equity securities of the Company issued pursuant to any equipment leasing arrangement or debt financing from a bank or other financial institution; provided that, in each case, the primary business purpose of such other entity is not investing in securities; and

     (viii) Any shares of Common Stock issued upon the exercise of this Warrant or any similar warrant issued pursuant to the Purchase Agreement.

     (c) Other Factors. No adjustment shall be made under this Section 4.5 upon the issuance of any additional shares of Common Stock which are issued pursuant to the exercise of any options or warrants or other rights or the conversion of any convertible securities if any adjustment shall previously have been made upon the issuance of any such options, warrants or rights or the conversion of any convertible securities as provided above. If the maximum number of shares of Common Stock otherwise issuable or deemed issued for purposes of this Section 4 upon the exercise of any options, warrants, convertible securities or other rights or agreements is not in fact issued and the remaining portion of such options, warrants, convertible securities or other rights or agreements expires or otherwise terminates, then the Exercise Price of this Warrant, as previously adjusted pursuant to this Section 4.5, shall be readjusted as if such expired or terminated portions had not been considered issuable or deemed issued for purposes of this Section 4.5. In the case of the issuance or deemed issuance of shares of Common Stock for a consideration other than cash, the consideration received by the Company therefor shall be deemed to be the fair value of such consideration as determined in good faith by the Company's board of directors.

     4.6 Limitations on Exercise.

     (a) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) under Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), does not exceed 4.999% of the total number of issued and outstanding shares of Common Stock (including for such purposes the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Each delivery of an Exercise Notice hereunder will constitute a representation by the Holder that it has evaluated the limitation set forth in this paragraph and determined that the issuance of the full number of shares of Common Stock to be issued as requested in such Exercise Notice is permitted under this paragraph. The Company's obligation to issue shares of Common Stock in excess of the limitation referred to in this Section shall be suspended (and shall not terminate or expire notwithstanding any contrary provisions hereof) until such time, if any, as such shares of Common Stock may be issued in compliance with such limitation. By written notice to the Company, the Holder may waive the provisions of this Section but (i) any such waiver, including such increase in shares, will not be effective until the 61st day after such notice is delivered to the Company, and
(ii) any such waiver will apply only to the Holder and not to any other holder of Warrants.


     (b) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) under Section 13(d) of the Securities Exchange Act, does not exceed 9.999% of the total number of issued and outstanding shares of Common Stock (including for such purposes the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Each delivery of an Exercise Notice hereunder will constitute a representation by the Holder that it has evaluated the limitation set forth in this paragraph and determined that the issuance of the full number of shares of Common Stock to be issued as requested in such Exercise Notice is permitted under this paragraph. The Company's obligation to issue shares of Common Stock in excess of the limitation referred to in this Section shall be suspended (and shall not terminate or expire notwithstanding any contrary provisions hereof) until such time, if any, as such shares of Common Stock may be issued in compliance with such limitation. By written notice to the Company, the Holder may waive the provisions of this Section but (i) any such waiver, including such increase in shares, will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such waiver will apply only to the Holder and not to any other holder of Warrants.

     4.7 Notice of Adjustment. Upon any adjustment of the Exercise Price, and/or any increase or decrease in the number of shares purchasable upon the exercise of this Warrant, the Company shall issue a certificate prepared by the Company's chief financial officer, stating the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Company shall send a copy of such certificate to the Holder of this Warrant, by first class mail, postage prepaid, at the address of such Holder as shown on the books of the Company, promptly after the occurrence of the event triggering an adjustment under this Section 4.

     4.8 Other  Notices.  If at any time:

     (a) the Company shall declare any cash dividend or distribution upon shares of its Common Stock;

     (b) the Company shall declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock;

     (c) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights, or shall offer any of its securities pursuant to a public offering;

     (d) there shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with or into, or sale of all or substantially all of its assets to, another corporation;


     (e) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

     (f) the Company shall take or propose to take any other action, notice of which is actually provided (or is required to be provided, pursuant to any written agreement) to holders of Common Stock;

then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, addressed to the Holder of this Warrant at the address of such Holder as shown on the books of the Company, written notice setting forth the principal terms of such event (i) at least twenty (20) days prior to the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, or other action described in clause (f) above and (ii) in the case of any such public offering, reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, or other action described in clause (f) above at least twenty (20) days prior to the date when the same shall take place. Any notice given in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto. Any notice given in accordance with the foregoing clause

(ii) shall also specify the approximate date after which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale dissolution, liquidation or winding-up, or other action described in clause (f) above, as the case may be.

     5. Cash Dividends. If the Company, at any time while this Warrant or any portion hereof remains outstanding and unexpired, shall pay or elect to pay or declare and set apart for payment a regular periodic cash dividend on any shares of Common Stock, the Holder of this Warrant shall be entitled to receive such dividend as if this Warrant had then been exercised.

     6. Issue Tax. The issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder of this Warrant for any issue tax in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being exercised.

     7. Closing of Books. The Company will at no time close its transfer books against the transfer of this Warrant or of any shares of Common Stock issued or issuable upon the exercise of this Warrant in any manner during normal business hours which interferes with the timely exercise of this Warrant.

     8. No Voting Rights; Limitation of Liability. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent as a shareholder in respect of meetings of shareholders for the election of directors of the Company or any other matters or any rights whatsoever as a shareholder of the Company. No provisions hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by its creditors.

     9. Registration Rights. The Holder hereof shall be entitled to the registration rights set forth in the Purchase Agreement.

     10.  Transferability of Securities.

     10.1 Transferability. The Warrant and Warrant Stock shall be transferable, in whole or in part, without charge to the Holder hereof (except for transfer taxes), upon surrender of this Warrant properly endorsed and upon delivery of the Assignment in substantially the form attached hereto as Exhibit B, subject to the conditions specified in this Section 10 and by any applicable restrictions set forth in Section 6.3 of the Purchase Agreement, which conditions and restrictions are intended to insure compliance with the provisions of the Securities Act. Each Holder will cause any proposed transferee of the Warrant or Warrant Stock to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 10 and by the restrictions set forth in the Purchase Agreement if and to the extent that such securities continue to be restricted securities in the hands of the transferee. Each taker and Holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the Holder hereof, when this Warrant shall have been so endorsed, may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant; but until the transfer hereof on the books of the Company, the Company may treat the registered owner hereof as the owner for all purposes.



     10.2 Restrictive Legend and Restrictions on Transfer. The Warrant and Warrant Stock shall be subject to the legend requirements and restrictions on transfer as set forth in the Purchase Agreement.

     10.3 Rights and Obligations Survive Exercise of Warrant. The rights and obligations of the holder of the Warrant Stock contained in this Section 10 and the Purchase Agreement shall survive the exercise of this Warrant.


     11. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

     12. Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be delivered or shall be sent by certified or registered mail, postage prepaid, to each such Holder at its address as shown on the books of the Company or to the Company at the address indicated in the first paragraph of this Warrant or shall be sent by facsimile transmission to any number provided by a Holder or the Company for the purpose of this Section 12.


     13. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets. All of the obligations of the Company relating to the Warrant Stock shall survive the exercise and termination of this Warrant. All of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder hereof.

     14. Descriptive Headings and Governing Law. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

     15. Governing Law and Forum. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law provisions thereof, and the federal law of the United States of America. The parties hereto agree to submit to the exclusive jurisdiction of the federal and state courts of the State of New York with respect to the interpretation of this Warrant or for the purposes of any action arising out of or related to this Warrant.

     16. Lost Warrants or Stock Certificates. The Company represents and warrants to the Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant or stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the

Company at its expense will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.


     17. Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay to the Holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then fair market value of a share of Common Stock, which shall be determined in accordance with the provisions of Section 3 of this Warrant.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and delivered by its officers, thereunto duly authorized as of January 14, 2002.

                                          COMPANY:

                                          TRIMBLE NAVIGATION LIMITED


                                          By:  ________________________________

                                          Print Name: _________________________

                                          Title: ______________________________



ACKNOWLEDGED AND AGREED:

HOLDER:

_______________________________________



By: ___________________________________

Print Name: ___________________________

Title: ________________________________

Address: ______________________________

         ______________________________

         ______________________________

                                    EXHIBIT A

                              FORM OF SUBSCRIPTION

                  (To be signed only upon exercise of warrant)

TO:      Chief Financial Officer
         Trimble Navigation Limited
         645 North Mary Avenue
         Sunnyvale, California   94088

     The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to thereunder:

          (a) purchase _____________ shares of the Common Stock of Trimble Navigation Limited and herewith tenders full payment of $________________, representing the full purchase price for such shares at the Exercise Price per share provided for in such Warrant;

            (Leave blank if you choose the second alternative below.)

or

          (b) effect Conversion Right provisions as provided for in Section 3 of the Warrant with respect to _______________ shares otherwise exercisable pursuant to the Warrant and receive that number of shares of Common Stock of Trimble Navigation Limited as determined in accordance with terms of the Conversion Right provided for in the Warrant, in lieu of exercising the attached Warrant for cash, check or consideration as provided for in
     Section 3 of the Warrant.

   (Initial here if the undersigned elects this second alternative. _______)

     The undersigned represents that it is acquiring such Common Stock for its own account for investment and not with a view to or for sale in connection with any distribution thereof (subject, however, to any requirement of law that the disposition thereof shall at all times be within its control).

 Dated:  ___________________
                                    __________________________________________
                                    (Signature must conform in all respects to
                                     name of holder as specified on the face of the Warrant)


                                    ___________________________________________
                                    ___________________________________________
                                    (Address)

                                    EXHIBIT B

                               FORM OF ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned, the holder of the within Warrant, hereby sells, assigns and transfers all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth hereinbelow, unto:

 Name of Assignee(s)             Address                         No. of Shares





Dated:  ___________________



                                      _________________________________________
                                      (Signature must conform in all respects to
                                       name of holder as specified on the face
                                       of the Warrant)

                                    EXHIBIT B

                              FORM OF LEGAL OPINION




                                January 14, 2002

To the Purchasers in the Second Closing Listed in
Schedule A to the Trimble Navigation Limited
First Amended and Restated
Stock and Warrant Purchase Agreement
Dated as of January 14, 2002

Ladies and Gentlemen:

     Reference is made to the First Amended and Restated Stock and Warrant Purchase Agreement dated as of January 14, 2002 (the "Agreement"), by and among Trimble Navigation Limited, a California corporation (the "Company"), and the persons and entities listed in Schedule A to the Agreement (the "Purchasers"), which provides for the issuance by the Company to the Purchasers of shares of Common Stock of the Company ("Shares") and Warrants to purchase Common Stock ("Warrants"). This opinion is rendered to the Purchasers in the Second Closing pursuant to Section 2.2(b) of the Agreement, and all capitalized terms used herein have the meanings defined for them in the Agreement unless otherwise defined herein. Reference in this opinion to the Agreement excludes any schedule or substantive agreement attached as an exhibit to the Agreement, unless otherwise indicated herein.

     We have acted as counsel for the Company in connection with the negotiation of the Agreement and the Warrants (collectively, the "Transaction Documents"). As such counsel, we have made such legal examination as we have deemed advisable or necessary for the purpose of rendering this opinion. As to matters of fact material to the opinions expressed herein, we have relied, with your permission, solely upon the representations and warranties as to factual matters contained in, and made by the Company and the Purchasers, in the Agreement and the Warrants, and certificates of certain government officials and of officers of the Company as required by the Agreement. In such examinations, we have assumed the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us and the due execution and delivery of all documents (except as to due execution and delivery by the Company) where due execution and delivery are a prerequisite to the effectiveness thereof.

     As used in this opinion, the expression "to our knowledge," "known to us" or similar language with reference to matters of fact refers to the current actual knowledge of the attorneys of this firm who have worked on matters for the Company in connection with the Agreement and the transactions contemplated thereby. Except to the extent expressly set forth herein or as we otherwise believe to be necessary to our opinion, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of the opinion set forth below.

The Purchasers in the Second Closing
in the Trimble Navigation Limited
First Amended and Restated
Stock and Warrant Purchase Agreement
January 14, 2002
Page 2



     In rendering this opinion, we have assumed, with your permission: (a) the authenticity and completeness of all documents submitted to us as originals, (b) the conformity to original documents of all copies submitted to us as copies thereof, (c) the genuineness of all signatures, (d) the legal capacity of natural persons, (e) the truth, accuracy, and completeness of the information, factual matters, representations and warranties contained in all of the documents related to this transaction, (f) the due execution and delivery by the Purchasers of all documents when due execution and delivery are a prerequisite to the effectiveness thereof, (g) that the parties will act in accordance with their respective representations, warranties, covenants, and agreements as set forth in the Agreement, the Warrants, and the other documents to the transaction, (h) that there are no extrinsic agreements or understandings among any of the parties to the Agreement that would modify any of the terms thereof or the respective rights or obligations of any of the parties thereunder, (i) the Agreement and the Warrants are binding and enforceable obligations of the Purchasers in accordance with their terms, and (j) that there has been no fraud, duress, undue influence, or mutual mistake of fact or misunderstanding. We are also assuming that the Purchasers have purchased the Shares and Warrants for value, in good faith and without notice of any adverse claims within the meaning of the California Uniform Commercial Code.

     We are members of the Bar of the State of California and we express no opinion as to any matter relating to the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of California. We note that the parties to the Transaction Documents have designated the laws of the State of New York as the laws governing the Transaction Documents. We assume for purposes of this opinion that the laws of the State of New York are identical to the laws of the State of California.

     We do not assume any responsibility for the accuracy, completeness or fairness of any information, including, but not limited to, financial information, furnished to you by the Company, or any of their agents or representatives concerning the business or affairs of the Company or any other information of a factual nature. This opinion is provided as a legal opinion only, and not as a guaranty or warranty of the matters discussed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

     The opinions hereinafter expressed are subject to the following additional qualifications:

     (a) We express no opinion as to the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar federal or state laws affecting the rights of creditors;

The Purchasers in the Second Closing
in the Trimble Navigation Limited
First Amended and Restated
Stock and Warrant Purchase Agreement
January 14, 2002
Page 3


     (b) We express no opinion as to the effect of limitations that may be imposed as a matter of public policy, or as to the effect of rules of law governing specific performance, injunctive relief or other equitable remedies or principles, including, without limitation, considerations of materiality, reasonableness, good faith and fair dealing (regardless of whether any such remedy or principle is considered in a proceeding at law or in equity);

     (c) We express no opinion as to compliance  with the anti-fraud  provisions
of  applicable   securities   laws;

     (d) We express no opinion as to the enforceability of the indemnification, reimbursement or contribution provisions of the Agreement;

     (e) We express no opinion as to the enforceability of choice of law provisions or provisions that exclude conflicts of law principles under certain circumstances (conflicts of law principles may require the application of the law of another jurisdiction if the agreement violates a public policy of another jurisdiction related to the transaction or another jurisdiction has a stronger governmental interest in having its own laws applied);

     (f) We express no opinion as to the enforceability of provisions that waive jury trials, service of process or objections to venue or forum, establish particular courts, laws or evidentiary standards for the adjudication of disputes, or provide for arbitration of disputes;

     (g) We express no opinion as to the enforceability of provisions that provide that rights or remedies may be exercised without notice or are cumulative or that the failure to exercise particular rights or remedies will not operate as a waiver of such right or remedy;

     (h) We express no opinion as the legality, validity, binding nature, or enforceability of (i) provisions regarding a party's ability to collect attorneys' fees and costs, (ii) any provision imposing penalties, late charges, increases in the interest rate, or forfeitures, upon delinquency in payment or the occurrence of a default to the extent that they constitute penalties, forfeitures, or are contrary to public policy, or (iii) any provision to the effect that a statement, certificate, determination of record shall be deemed conclusive or prima facie evidence of a fact;

     (i) We express no opinion as to the enforceability of provisions that waive broadly or vaguely stated rights, unknown future rights or rights or defenses to obligations granted by law;

The Purchasers in the Second Closing
in the Trimble Navigation Limited
First Amended and Restated
Stock and Warrant Purchase Agreement
January 14, 2002
Page 4

     (j) We express no opinion as to matters of patent, trademark, copyright or antitrust law; and

     (k) We express no opinion regarding the effect of exercise of judicial discretion, whether in a proceeding at law or in equity.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. Each of the Company and the Subsidiaries is a corporation duly incorporated and validly existing under, and by virtue of, the laws of the jurisdiction of its incorporation and is in good standing (to the extent such concept is applicable) under such laws, and based solely upon the certificate of good standing or equivalent issued by each of the Company and Subsidiary's jurisdiction of incorporation, each of the Company and Subsidiaries has the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted.

     2. The Company has all requisite legal and corporate power to enter into and consummate the transactions contemplated by the Transaction Documents and to carry out and perform its obligations under the terms of the Transaction Documents.

     3. All corporate action on the part of the Company necessary for the authorization, execution and delivery of the Agreement by the Company, the authorization, sale, issuance and delivery of the Shares and Warrants and the performance by the Company of its obligations under the Transaction Documents has been taken. Each of the Agreement and Warrants has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     4. The Shares, when issued in compliance with the provisions of the Agreement, will be validly issued, fully paid and nonassessable and free of any liens, encumbrances and preemptive or similar rights contained in the Articles of Incorporation or Bylaws of the Company, except as specifically provided in the Agreement; provided, however, that the Shares may be subject to restrictions on transfer under applicable state and federal securities laws. The Warrants, when issued in compliance with the provisions of the Agreement, will be validly issued, nonassessable and free of any liens, encumbrances and preemptive or similar rights contained in the Articles of Incorporation or Bylaws of the Company, except as specifically provided in the Agreement; provided, however, that the Warrants may be subject to restrictions on transfer under applicable state and federal securities laws. The Common Stock issuable upon the exercise of the Warrants (the "Warrant Stock") has been duly and validly reserved, and when issued in accordance with the

The Purchasers in the Second Closing
in the Trimble Navigation Limited
First Amended and Restated
Stock and Warrant Purchase Agreement
January 14, 2002
Page 5

Warrants and the Company's Articles of Incorporation will be validly issued, fully paid and nonassessable.


     5. The execution and delivery by the Company of the Transaction Documents and the performance by the Company of its obligations under the Transaction Documents do not violate any provision of the Company's Articles of
Incorporation or Bylaws or, to our knowledge, result in a violation of any statute, rule or regulation applicable to the Company that an attorney practicing in California exercising customary professional diligence would reasonably recognize to be typically applicable to similar transactions.


     6. No consent, approval or authorization of or designation, declaration or filing with any federal or State of California governmental authority on the part of the Company is required in connection with the execution and delivery of the Agreement, or the offer, sale or issuance of the Shares and Warrants.

     7. Subject to the accuracy of the Second Closing Purchasers' representations and warranties in Section 4 of the Agreement, the offer, sale and issuance in the Second Closing of the Shares, Warrants and Warrant Stock in conformity with the terms of the Agreement and Warrants constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended.

     This opinion is rendered as of the date hereof and addresses only the matters specifically set forth herein, and we undertake no, and hereby disclaim any, obligation to update or advise you of any circumstances or events, or any changes in the law, that may hereafter be brought to our attention even if they may affect or modify the opinions expressed herein. This opinion is furnished by us, as counsel to the Company, to you solely for your benefit, and it may not be relied upon by any other person or for any other purpose and may not be quoted, disclosed, filed with any public or governmental entity, without our prior written consent.

                                             Very truly yours,

                                             WILSON SONSINI GOODRICH & ROSATI
                                             Professional Corporation

                                    EXHIBIT C

                           TRANSFER AGENT INSTRUCTIONS



                                January 14, 2002


Mellon Investor Services
235 Montgomery Street, 23rd Floor
San Francisco, CA 94104
Attn:  Ms. Kerri Altig

         Re:      Issuance of Trimble Navigation Limited Stock Certificates

Dear Ms. Altig:

     In connection with a private offering of securities by Trimble Navigation Limited (the "Company"), enclosed please find the following:

1. Deliverable Shares: Attached as Exhibit A is a list of new shareholders ("Purchasers") of the Company who will be issued shares of common stock of the Company, including shareholder name, address, and the number of deliverable shares of the Company. The date of issuance will be January 14, 2002, and the share certificates will bear the legends as described below.

         You have agreed to prepare the share certificates no later than 1:00 p.m., January 15, 2002, and upon our instruction to deliver the final share certificates via overnight courier to the respective Purchasers, with a copy of each certificate to:

                  John T. McFarland
                  Wilson Sonsini Goodrich & Rosati, P.C.
                  650 Page Mill Road
                  Palo Alto, California  94304-1050


2.       Legend:  All of the share certificates will bear the following legend:


         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT FOR DISTRIBUTION, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT THERETO UNDER SUCH ACT UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT OR UNLESS SUCH SALE, PLEDGE, HYPOTHECATION OR TRANSFER IS OTHERWISE EXEMPT FROM REGISTRATION AND ANY APPLICABLE STATE SECURITIES LAWS. THE COMPANY MAY REQUEST A

Mellon Investor Services
January 14, 2002
Page 2




         WRITTEN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH SALE OR OTHER TRANSFER. THIS CERTIFICATE MUST BE SURRENDERED TO THE CORPORATION OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE OR ANY OTHER TRANSFER OF ANY INTEREST IN ANY OF THE SHARES REPRESENTED BY THIS CERTIFICATE.

         THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

3. As Exhibit B, a copy of the Board resolution of the Company approving the transaction, along with an executed secretarial certificate affirming the copy.

4. As Exhibit C, a copy of the Wilson Sonsini Goodrich & Rosati, P.C. legal opinion regarding the share certificates, dated January 14, 2002.


         Additionally, we offer the following instructions:

         Reference is made to that certain First Amended and Restated Stock and Warrant Purchase Agreement dated January 14, 2002, by and among the Company and the Purchasers, pursuant to which the Company is issuing to the Purchasers shares (the "Shares") of its common stock (the "Common Stock") together with and certain warrants that are exercisable for additional shares of Common Stock (the "Warrants"). The shares of Common Stock sold to the Purchasers together with the shares of Common Stock issuable upon the exercise of the Warrants are collectively referred hereto as the "Underlying Shares". We have agreed with the Purchasers that we will deliver to them the certificates evidencing the Underlying Shares free of all restrictive legends when there is an effective registration statement covering the resale of the Underlying Shares. Accordingly, if our outside counsel shall have previously informed you through a form of legal opinion (attached as Exhibit D) that a registration statement was declared effective with respect to the Underlying Shares, then you are hereby irrevocably authorized and directed to deliver to the Purchasers certificates evidencing the Underlying Shares free of all restrictive legends upon receiving notice to issue new shares upon the exercise of the Warrants or upon the surrender of such original certificates for the Shares. You need not require further letters from us or our counsel to effect the issuance of certificates evidencing the shares, and in the future this letter shall serve as our standing instructions with regard to this matter.

Mellon Investor Services
January 14, 2002
Page 3




         We may notify you to place stop-transfer restrictions on the certificates evidencing the shares in the event, but only in the event, a registration statement is subject to amendment for events then current. In such cases, we will notify you when such stop order may be properly lifted.

         Please feel free to contact me should you have any questions regarding the enclosed.



                                       Sincerely,

                                       Trimble Navigation Limited



                                       By:____________________________________
                                          Mary Ellen Genovese
                                          Chief Financial Officer

                                    EXHIBIT D

                              PLAN OF DISTRIBUTION

     The Selling Shareholders and any of their pledgees, assignees and successors-in-interest named in the Registration on Form S-3 may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholders may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o    privately negotiated transactions;

o    short sales;

o broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

o    a combination of any such methods of sale; and

o    any other method permitted pursuant to applicable law.

     The Selling Shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

     The Selling Shareholders may also engage in short sales against the box, puts and calls and other transactions in securities of the Company or derivatives of Company securities and may sell or deliver shares in connection with these trades. The Selling Shareholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a Selling Shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

     Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     The Selling Shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     The Company is required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of one counsel to the Selling Shareholders. The Company has agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, and the Selling Shareholders have agreed to indemnify the Company against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.